UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

Fortress Credit Realty Income Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56685	99-3367363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Overview

On August 28, 2026 (the “Closing Date”), Fortress Credit Realty Income Trust (the “Company”) entered into a commercial real estate collateralized loan obligation (the “CRE CLO”) through its subsidiary real estate investment trust, FCR CRE SUB-REIT (“FCR Sub-REIT”), and a wholly-owned subsidiary of FCR Sub-REIT, FCR 2026-FL1 Issuer LLC, a newly-formed Delaware limited liability company (the “Issuer”). On the Closing Date, the Issuer issued nine classes of notes: the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes (the “Offered Notes”), the Class F Notes and the Class G Notes (together with the Offered Notes and the Class F Notes, the “Secured Notes”) and the Income Notes (together with the Secured Notes, the “Notes”), each in the principal amount and having the characteristics and designations set forth in the table and description below.

The Issuer issued the Notes pursuant to the terms of an indenture, dated as of August 28, 2026 (the “Indenture”), by and among the Issuer, FCR CRE Holdco LLC, as advancing agent (together with its permitted successors and assigns, the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, transfer agent, authenticating agent, securities intermediary, notes registrar and backup advancing agent (in all of the foregoing capacities, together with its permitted successors and assigns, the “Note Administrator”) and custodian. FCR 2026-FL1 CM LLC, a subsidiary of the Company, will serve as the collateral manager for the Issuer (in such capacity, together with its permitted successors and assigns, the “Collateral Manager”).

Class of Notes	Principal Amount	Percentage of the Aggregate Principal Amount of all Notes	Ratings (Moody's/KBRA)	Initial Maturity Expected Weighted Average Life of Notes(1)	Fully Extended Expected Weighted Average of Notes(2)
Class A Notes	$528,750,000	58.750%	Aaa(sf)/AAA(sf)	2.73 years	3.28 years
Class A-S Notes	$83,250,000	9.250%	NR/AAA(sf)	3.30 years	4.35 years
Class B Notes	$56,250,000	6.250%	NR/AA-(sf)	3.39 years	4.47 years
Class C Notes	$56,250,000	6.250%	NR/A-(sf)	3.62 years	4.72 years
Class D Notes	$43,875,000	4.875%	NR/BBB(sf)	3.86 years	4.98 years
Class E Notes	$16,875,000	1.875%	NR/BBB-(sf)	3.89 years	4.98 years
Class F Notes	$24,750,000	2.750%	NR/BB-(sf)	3.89 years	5.28 years
Class G Notes	$22,500,000	2.500%	NR/B-(sf)	3.93 years	5.43 years
Income Notes	$67,500,000	7.500%	NR/NR	N/A	N/A

(1)
The initial maturity weighted average life of each Class of Secured Notes has been calculated assuming certain collateral characteristics and assuming that there are no prepayments, defaults or delinquencies and certain other modeling assumptions. In addition, it is assumed that each mortgage loan pays off on the current maturity date without extension. There are no assurances that such assumptions will be met.
(2)
The fully extended weighted average life of each Class of Secured Notes has been calculated assuming certain collateral characteristics and assuming that there are no prepayments, defaults or delinquencies and certain other modeling assumptions. In addition, it is assumed that each mortgage loan is fully extended to its maximum contracted extension term. There are no assurances that such assumptions will be met.

The Notes will mature at par on the payment date in August 2043, unless redeemed or repaid prior thereto.

The Offered Notes were placed pursuant to a Placement Agreement, dated as of August 12, 2026, by and among the Issuer, the Company, and as placement agents, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Santander US Capital Markets LLC.

FCR 2026-FL1 Investor LLC, which is an indirect subsidiary of the Company and wholly-owned subsidiary of FCR Sub-REIT, acquired 100% of the Class F Notes, the Class G Notes and the Income Notes issued on the Closing Date.

The Secured Notes represent limited recourse obligations of the Issuer payable solely from certain collateral interests acquired by the Issuer on and after the Closing Date and pledged under the Indenture. To the extent the collateral is insufficient to make payments in respect of the Secured Notes, none of the Company, the Issuer, any of their respective affiliates or any other person will have any obligation to pay any further amounts in respect of the Secured Notes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The proceeds from the issuance of the Notes on the Closing Date, after payment of certain fees and expenses, were used to (i) purchase an initial portfolio of collateral interests, (ii) repay amounts owed by the sellers and their affiliates in respect of certain pre-closing financings, including repurchase facilities with affiliates of certain placement agents, (iii) undertake certain related activities and (iv) pay the fees and expenses in connection with the issuance of the Notes.

The initial portfolio of collateral interests was purchased by the Issuer from subsidiaries of the Company (the “Sellers”) pursuant to a Collateral Interest Purchase Agreement, dated as of August 28, 2026 (the “Collateral Interest Purchase Agreement”), by and among the Issuer, the Sellers, solely with regard to certain tax covenants, FCR Sub-REIT and, solely with respect to the ability to add additional sellers, the Company. Pursuant to the Collateral Interest Purchase Agreement, each Seller made certain representations and warranties to the Issuer with respect to the collateral interests sold by it. In the event that a material breach of a representation or warranty or material document defect with respect to any collateral interest exists, the applicable Seller will have to (a) correct or cure such breach of representation or warranty or material document defect in all material respects, within 90 days of discovery by the Seller or written notice from any party to the Indenture (to the extent such breach or defect is capable of being corrected or cured), (b) make a cash payment to the Issuer in an amount that the Special Servicer determines is sufficient to compensate the Issuer for such material breach or material document defect, (c) repurchase such collateral interest at a repurchase price calculated as set forth in the Collateral Interest Purchase Agreement or (d) substitute such collateral interest for a substitute collateral interest as set forth in the Collateral Interest Purchase Agreement.

The Notes

Collateral

The Secured Notes will be secured by, among other things, (i) the collateral interests (mortgage loans and participations and participations in mortgage loans) acquired by the Issuer on or after the Closing Date, (ii) the collection account, the participated loan collection account, the payment account, the reinvestment account, the custodial account and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts, (iii) the eligible investments purchased from deposits in certain accounts, (iv) the Issuer’s rights under certain related agreements (including the Collateral Management Agreement, the Collateral Interest Purchase Agreement and the Servicing Agreement), (v) all amounts delivered to the Note Administrator or its bailee (directly or through a securities intermediary), (vi) all other investment property, instruments and general intangibles in which the Issuer has an interest, (vii) the Issuer’s ownership interests in and rights in all subsidiaries for the Issuer and (viii) all proceeds of the foregoing (collectively, the “Collateral”).

Maturity

The Notes will mature at par on the payment date in August 2043, unless redeemed or repaid prior thereto.

Interest Rate

For purposes of the below, “Benchmark” means, initially, Term SOFR; provided that if Term SOFR or the then-current alternative benchmark is replaced, then “Benchmark” means the applicable replacement.

The Secured Notes will bear interest at the following rates:

Class A Notes. With respect to each interest accrual period, a per annum rate equal to (a) the Benchmark plus (b) 1.50% plus (c) on and after the Payment Date in July 2031, 0.25%.

Class A-S Notes. With respect to each interest accrual period, a per annum rate equal to (a) the Benchmark plus (b) 1.70% plus (c) on and after the Payment Date in August 2031, 0.25%.

Class B Notes. With respect to each interest accrual period, a per annum rate equal to (a) the Benchmark plus (b) 2.00% plus (c) on and after the Payment Date in October 2031, 0.50%.

Class C Notes. With respect to each interest accrual period, a per annum rate equal to (a) the Benchmark plus (b) 2.35% plus (c) on and after the Payment Date in March 2032, 0.50%.

Class D Notes. With respect to each interest accrual period, a per annum rate equal to (a) the Benchmark plus (b) 2.75% plus (c) on and after the Payment Date in March 2032, 0.50%.

Class E Notes. With respect to each interest accrual period, a per annum rate equal to (a) the Benchmark plus (b) 3.70% plus (c) on and after the Payment Date in March 2032, 0.50%.

Class F Notes. With respect to each interest accrual period, a per annum rate equal to (a) the Benchmark plus (b) 4.70%.

Class G Notes. With respect to each interest accrual period, a per annum rate equal to (a) the Benchmark plus (b) 5.70%.

Interest on the Notes will be calculated based on the actual number of days in the related interest accrual period, assuming a 360-day year.

The failure to pay interest on the Class A Notes, the Class A-S Notes or the Class B Notes at any time or, if no Class A Notes, Class A-S Notes or Class B Notes are outstanding, on any other class of Notes (other than the Income Notes) at the time such class of Notes is the most senior class of Notes outstanding, will constitute an event of default under the Indenture (following any applicable grace period).

For so long as any class of Notes with a higher priority is outstanding, any interest due on the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes that is not paid on any Payment Date in accordance with the priority of payments (any such interest, “Deferred Interest”) will be deferred, will not be considered “due and payable” and the failure to pay such Deferred Interest will not be an event of default under the Indenture. Any Deferred Interest will be added to the outstanding principal balance of such class of Notes.

Principal payments on each class of Notes will be paid in accordance with the priority of payments set forth in the Indenture.

The Income Notes will have no stated interest rate and will mature on the Stated Maturity Date. The holders of the Income Notes will be entitled to receive, on each Payment Date through and up to (but not including) the Stated Maturity Date (unless redeemed prior thereto), as distributions of principal and interest, all cash, if any, remaining in the Payment Account after payment by the Note Administrator of all distributions with a more senior level of priority in accordance with the priority of payments. In addition, the holders of the Income Notes will be entitled to receive distributions in connection with the redemption thereof, payable from the collateral after payment of all specified amounts in accordance with the priority of payments. The Income Notes are not secured.

Subordination of the Notes

In general, payments of interest and principal on any class of Notes are subordinate to all payments of interest and principal on any class of Notes with a more senior priority. Generally, all payments on the Notes will be subordinate to certain payments required to be made in respect of any interest advances and certain other expenses. Payments on the Notes will be senior to any payments on or in respect of the Preferred Shares to the extent required by the priority of payments set forth in the Indenture.

Note Protection Tests

The Notes are subject to note protection tests (the “Note Protection Tests”), which will be used primarily to determine whether and to what extent interest received on the collateral interests may be used to make certain payments subordinate to interest and principal payments to the Offered Notes in the priority of payments set forth in the Indenture.

If either of the Note Protection Tests are not satisfied as of any determination date, then on the next payment date, interest proceeds will be used to redeem the Offered Notes in accordance with the priority of payments until such Note Protection Tests are satisfied.

The following chart specifies the minimum ratios required for each Note Protection Test to be satisfied for the Offered Notes.

Note Protection Test	Ratio
Minimum Par Value	112.32%
Minimum Interest Coverage	120.00%

The par value ratio is, as of any measurement date, the number (expressed as a percentage) calculated by dividing (a) the net outstanding portfolio balance on such measurement date by (b) the sum of the aggregate outstanding amount of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and the amount of any unreimbursed interest advances.

The interest coverage ratio is generally equal to the interest proceeds from the collateral portfolio divided by the interest payable on the Offered Notes.

The foregoing description is only a summary of the material provisions of the Indenture and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), and incorporated by reference herein.

Collateral Management Agreement

Certain investment management functions, including supervising and directing the investment and reinvestment of the collateral interests and eligible investments, and performing certain administrative and advisory functions on behalf of the Issuer will be performed by the Collateral Manager, pursuant to a Collateral Management Agreement, dated as of August 28, 2026 (the “Collateral Management Agreement”), between the Issuer and the Collateral Manager.

FCR 2026-FL1 CM LLC, shall not be paid a fee as collateral manager. However, any replacement Collateral Manager will be entitled to a fee in an amount, payable in arrears on each Payment Date, equal to 0.15% per annum of the principal balance of the collateral interests at the beginning of the related due period. To the extent that there are insufficient funds to pay the collateral manager’s fee on any payment date, the deferred amount will be deferred for payment on the succeeding payment date together with interest thereon accrued at the prime rate.

The Collateral Manager may be removed for cause upon at least 30 days’ prior written notice by the Issuer at the direction of the holders of at least 66-2/3% of the aggregate outstanding amount of each class of Notes then outstanding (excluding any notes held by the Collateral Manager or an affiliate). The Collateral Manager cannot be removed without cause but may resign as Collateral Manager upon 90 days’ prior written notice. Upon any resignation or removal of the Collateral Manager while any of the Notes are outstanding, holders of a majority of the Income Notes will have the right to instruct the Issuer to appoint an institution identified by such holders as replacement Collateral Manager, subject to satisfaction of the rating agency condition and approval by a majority of the most senior class of Notes then outstanding (the “Controlling Class”) (disregarding any Notes held by the Collateral Manager or an affiliate if such appointment is due to the existing Collateral Manager being removed for cause). If (i) the Issuer fails to nominate a successor within 30 days of initial notice of the resignation or removal of the Collateral Manager or (ii) a majority of the Controlling Class does not approve the proposed successor nominated by the Issuer within 10 days of the date of the notice of such nomination, then a majority of the Controlling Class is required to, within 60 days after the failure described in clause (i) or (ii) of this sentence, nominate a successor Collateral Manager that meets the criteria set forth above. If the Issuer approves such Controlling Class nominee, such nominee shall become the Collateral Manager. If no successor Collateral Manager is appointed within 90 days (or, in the event of a change in applicable law or regulation which renders the performance by the Collateral Manager of its duties under the Collateral Management Agreement or the Indenture to be a violation of such law or regulation, within 30 days) following the notice of removal, termination or resignation of the Collateral Manager, any of the Collateral Manager, the Issuer and a majority of the Controlling Class shall have the right to petition a court of competent jurisdiction to appoint a successor Collateral Manager, in either such case whose appointment shall become effective after such successor has accepted its appointment and without the consent of any holder of Notes.

Except with respect to the limitations set forth in the Indenture, the Collateral Manager is not obligated to pursue any particular investment strategy or opportunity with respect to the collateral interests.

Reinvestment Period

The CRE CLO includes a 24-month reinvestment period (unless, before such date, all of the Notes are redeemed or an event of default occurs and is continuing) during which the Issuer may acquire additional (a) mortgage loans, or (b) participations or notes in mortgage loans.

The Servicing Agreement

Except for certain non-serviced loans, the commercial real estate loans will be serviced by Trimont LLC, as servicer (in such capacity, together with its permitted successors and assigns, the “Servicer”) and as special servicer (in such capacity, together with its permitted successors and assigns, the “Special Servicer”), pursuant to a Servicing Agreement, dated as of August 28, 2026 (the “Servicing Agreement”), by and among the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Advancing Agent, the Trustee and the Note Administrator.

The Servicing Agreement requires each of the Servicer and the Special Servicer to diligently service and administer the mortgage loans (other than certain non-serviced loans) related to the collateral interests and any applicable mortgaged property acquired directly or indirectly by the Special Servicer for the benefit of the secured parties under the Indenture. In connection with their respective duties under the Servicing Agreement, the Servicer and the Special Servicer (or any replacement servicer or special servicer) are entitled to monthly servicing and special servicing fees, as described in the Servicing Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Indenture, dated as of August 28, 2026, by and between FCR 2026-FL1 Issuer LLC, as issuer, FCR CRE Holdco LLC, as advancing agent, Wilmington Trust, National Association, as trustee, Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, transfer agent, authenticating agent, securities intermediary, notes registrar and backup advancing agent and custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Credit Realty Income Trust

Dated: September 3, 2026	By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss Title: Chief Financial Officer